Exhibit 10.9

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note dated the 11th day of August 2025 (the “First Amendment”) amends that certain original Promissory Note, dated as May 13, 2025 (the “Note”), by and among BM Acquisition Corp., a Cayman Islands corporation and blank check company (the “Maker”), and BM Global Capital (the “Payee”).

RECITALS

WHEREAS, the Maker and the Payee desire to enter into this First Amendment pursuant to the terms of the original Note, as set forth below; and

WHEREAS, original Note provided for a maximum principal sum of up to Three Hundred Thousand Dollars ($300,000); and

WHEREAS, the Maker and Payee have agreed to make this First Amendment to the Note to increase the maximum principal amount under the Note, as provided herein; and

WHEREAS, any amendment to the Note may be made with, and only with, the written consent of the Maker and the Payee; and

WHEREAS, all capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Note. The following sections of the Note are hereby amended and restated in its entirety to read as follows:

1.1	The introductory summary of the Note:

“BM Acquisition Corp., a Cayman Islands corporation and blank check company (the “Maker”), promises to pay to the order of BM Global Capital or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to Seven Hundred Thousand Dollars ($700,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may designate from time-to-time by written notice in accordance with the provisions of this Note.”

1.2	Section 3 of the Note:

“Maker and Payee agree that Maker may request up to Seven Hundred Thousand Dollars ($700,000) for costs reasonably related to Maker’s initial public offering of its securities. The principal of this Note may be drawn down from time to time prior to the earlier of: (i) December 31, 2025 or (ii) the date on which Maker consummates an initial public offering of its securities, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is Seven Hundred Thousand Dollars ($700,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, all payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and then to the reduction of the unpaid principal balance of this Note.”

2. No Other Amendments. Wherever necessary, all other terms of the Note are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Note shall remain in full force and effect.

3. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

MAKER:

BM ACQUISITION CORP.

By:	/s/ Loong Kam Seng
Name:	Loong Kam Seng
Title:	Chief Executive Officer

Acknowledged by:

BM GLOBAL CAPITAL

By:	/s/ Loong Kam Seng
Name:	Loong Kam Seng
Title:	Authorized Party